SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549-1004

                         FORM 8-K/A

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2002
                     -------------------
                Commission File Number 1-5324
                           ------

                     NORTHEAST UTILITIES
                    --------------------
   (Exact name of registrant as specified in its charter)


     MASSACHUSETTS                                04-2147929
 ----------------------                           ----------
(State or other jurisdiction of          (I.R.S.Employer incorporation
       organization)                        or Identification No.)

       174 BRUSH HILL AVENUE,
    WEST SPRINGFIELD,MASSACHUSETTS                01090-0010
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(Address of principal executive offices)          (Zip Code)

                       (413) 785-5871
    (Registrant's telephone number, including area code)


                       Not Applicable
                       --------------
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.
-------------------------------------------------------

      On March 22, 2002, Northeast Utilities ("NU" or the "the Company") filed a current report on Form 8-K relating to Arthur Andersen LLP ("Arthur Andersen" or "AA") the Company's principal auditor.

      As of March 22, 2002, AA agreed to include its report of independent public accountants for NU in NU's filing on Form 10-K for the year ended December 31, 2001. On the same day, the Company dismissed AA as the Company's principal auditor.

      Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen's report includes an explanatory paragraph with respect to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended.

     During the years ended December 31, 2001, 2000 and 1999 and through March 22, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

    The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of AA's letter, dated April 2, 2002, stating its agreement with such statements.



Item 7. Financial Statements and Exhibits
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     (c)  Exhibits
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         Exhibit 16   Letter from Arthur Andersen LLP    Filed with
                      to The Securities and Exchange     this document
                      Commission  dated April 2, 2002

                          SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     NORTHEAST UTILITIES
                        (registrant)



                              By:  /s/    Gregory B. Butler
                                   Name:  Gregory B. Butler
                                   Title: Vice President, Secretary and
                                          General Counsel

Date:  April 2, 2002